Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-8
HERITAGE DISTILLING HOLDING COMPANY, INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Heritage Distilling Holding Company, Inc. 2024 Equity Incentive Plan	(1)	Other	1,750,000	$3.585	$6,273,750.00	0.0001381	$866.40

Total Offering Amounts:						$6,273,750.00		866.40
Total Fee Offsets:								0.00
Net Fee Due:								$866.40

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Offering Note(s)

(1)	This registration statement shall be deemed to cover an indeterminate number of additional shares of common stock, par value $0.0001 per share, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.

Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices of the common stock as reported on the NASDAQ Stock Market on December 18, 2025.